SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): August 5, 1998


                          The Stanley Works
          (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)











                        Page 1 of 5 Pages
                Exhibit Index is located on Page 4

     Item 5.   Other Events.

               1. On August 5, 1998, the Registrant issued a press release announcing the completion of the acquisition of ZAG Industries, Ltd. Attached as Exhibit (20)(i) is a copy of the Registrant's press release.


     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.

          (c)  20(i) Press Release dated August 5, 1998 discussing the completion of the acquisition of ZAG Industries, Ltd.






































                        Page 2 of 5 Pages


                            SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   THE STANLEY WORKS



Date: August 5, 1998        By:    Theresa F. Yerkes
                            Name:  Theresa F. Yerkes
                            Title  Vice President and Controller

































                        Page 3 of 5 Pages


                          EXHIBIT INDEX

                    Current Report on Form 8-K
                      Dated August 5, 1998



          Exhibit No.                             Page

          20(i)                                    5









































                        Page 4 of 5 Pages

                                          Exhibit (20) (i)

 The Stanley Works Completes Acquisition of ZAG Industries

     NEW BRITAIN, CONN., August 5, 1998 -- The Stanley Works (NYSE: "SWK") today announced that it has completed the acquisition of ZAG Industries, Ltd. (NASDAQ:
"ZAGIF"). The agreement between the two parties, which was announced April 23, 1998 was overwhelmingly approved by ZAG shareholders and received all regulatory approvals.

     Stanley has acquired approximately 90% of the outstanding common shares of ZAG for $14.30 per-share in cash (approximately $114 million). The remaining shares continue to be held by Zvi Yemini, ZAG's Chairman and Chief Executive Officer. ZAG will operate as a subsidiary of Stanley and will remain based in Israel, with its existing management team.

     ZAG is an innovator of plastic storage products, including tool boxes, bulk storage containers, shelving systems and parts organizers. The company reported revenues of $63.6 million in 1997.

     Stanley is a worldwide producer of tools, hardware and door products for professional, industrial and consumer use.
Its revenues in 1997 were $2.7 billion.





     Stanley Contacts:                  ZAG Contact
     Media                              Ira Green
     Vance N. Meyer                     972-3 902-0299
     (860) 827-3871 (office)
     (203) 929-9502 (home)

     Investors
     Gerard J. Gould
     (860) 827-3833









                         Page 5 of 5 Pages